POWER OF ATTORNEY


The undersigned constitutes and appoints R. Michael Carruthers and John R. Moore, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, from the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Array BioPharma Inc. The authority of R. Michael Carruthers and John R. Moore under this statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of Array BioPharma Inc., unless earlier revoked in writing. The undersigned acknowledges that neither R. Michael Carruthers nor John R. Moore is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


Signature Date
 \s\
Michael N. Needle, MD
March 28, 2013